SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Charter Communications, Inc. held its Annual Meeting of Stockholders on May 1, 2012. The meeting included the election of directors and one other matter. Of the total 100,514,716 shares of Class A common stock issued, outstanding and eligible to vote at the meeting, 95,291,205 shares, representing the same number of votes, were represented in person or by proxy at the meeting. The votes cast for all matters are set forth below:

1. Election of Class A Directors

Nominees	Number of Votes FOR	Number of Votes WITHHELD	Broker Non-Votes
W. Lance Conn	75,127,306	17,808,808	2,355,091
Darren Glatt	92,391,322	544,792	2,355,091
Craig A. Jacobson	92,754,058	182,056	2,355,091
Bruce A. Karsh	86,977,594	5,958,520	2,355,091
Edgar Lee	92,718,699	217,415	2,355,091
Jeffrey A. Marcus	92,752,752	183,362	2,355,091
John D. Markley, Jr.	92,754,057	182,057	2,355,091
David C. Merritt	92,751,728	184,386	2,355,091
Stan Parker	92,743,035	193,079	2,355,091
Thomas M. Rutledge	92,743,925	192,189	2,355,091
Eric L. Zinterhofer	92,749,510	186,604	2,355,091

2. Vote to ratify the appointment of KPMG LLP as Company's independent public accounting firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
95,226,419	64,786	—	—

No other matters were considered and voted on by the stockholders at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: May 2, 2012		Chief Accounting Officer